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                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the use in this Amendment No. 3 to the Registration Statement on Form S-1 of our report dated August 20, 1999 relating to the financial statements of SciQuest.com, Inc., and our report dated April 1, 1999 relating to the financial statements of BioSupplyNet, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Raleigh, NC
November 8, 1999